EX: 10.1

CAMBRIDGE TRUST COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the “Agreement”) is adopted as of 02/7/2022 by and between CAMBRIDGE TRUST COMPANY, a Massachusetts corporation located in Cambridge, Massachusetts (the “Bank”), and Michael F. Carotenuto (the “Executive”). The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank.

This Agreement shall be read in conjunction with the Cambridge Trust Company Executive Deferred Compensation Plan, as amended and in effect from time to time (the “EDCP”), the record keeper for which is currently Sentinel Financial. The terms and conditions of the EDCP, including without limitation, provisions governing investments, distributions, death benefits, and claims, shall apply to the benefit provided hereunder, except to the extent this Agreement explicitly provides otherwise. Capitalized terms not defined herein shall have the meaning set forth in the EDCP.

This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

1.

Contributions
a.
Bank Contribution. Except to the extent Section 1.3 applies, for each Plan Year beginning on or after 01/01/2022 the Bank shall credit, consistent with Section 4.2(a) of the EDCP Adoption Agreement, the Executive’s Deferred Compensation Account with the following amount:
1.
Ten percent (10%) of the Executive’s Base Salary, as in effect as of the beginning of the Plan Year; and
2.
Ten percent (10%) of the Executive’s Bonus.
b.
Timing of Contribution. Fifty percent (50%) of the amount determined for a Plan Year pursuant to Section 1.1(a) (after any adjustment pursuant to Section 1.3) shall be credited in arrears, and fifty percent (50%) of the amount determined for a Plan Year pursuant to Section 1.1(b) shall be credited, as part of the first payroll following each June 30 and December 31.
c.
Adjustment to Contribution and Timing in the Event of Termination. With respect to the year in which the Executive’s employment with the Bank and any of its affiliates terminates:

1.
The amount determined in Section 1.1(a) shall be adjusted to reflect the completed number of months of employment during the Plan Year prior to termination; and
2.
Any remaining amount to be contributed (after taking into the account the adjustment pursuant to Section 1.3(a) and contributions made pursuant to Section 1.2) shall be included in the next payroll processed following termination.
2.

General Limitations
a.
Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the benefit provided under this Agreement via the Employer Credit in the EDCP (the “SERP Benefit”) shall be forfeited if the Executive’s service is terminated by the Board for Cause.
b.
Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not be legally obligated to provide the SERP Benefit if at the time such distribution is due, the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.
c.
Non-compete Provision.
i.
In General. The Executive shall forfeit any non-distributed SERP Benefit if during the term of this Agreement and within Twelve (12) months following a Separation from Service, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company), without the prior written consent of the Board:
1.
Becomes employed by, participates in or becomes connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive’s responsibilities will include providing banking or other financial services within twenty-five (25) miles of any office (sites solely with an ATM not being deemed to be an office for this purpose) maintained by the Bank as of the date of the termination of the Executive’s employment;
2.
Participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Bank as of the date of termination of the Executive’s employment;

3.
Assists, advises or serves in any capacity, representative or otherwise, any third party in any legal action against the Bank;
4.
Sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as “Services”), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive, provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive’s employment; or
5.
Divulges, discloses or communicates to others in any manner whatsoever, any confidential information of the Bank, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in this Section 2.3.1(e) apply to all confidential information regarding the Bank, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all confidential information referred to herein may be disclosed to the extent it becomes known to the general public from sources other than the Executive.
ii.
Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of the restrictions set forth in this Section 2.3, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of these restrictions, the Executive agrees that the Bank may obtain preliminary, interlocutory, temporary or permanent injunctive or any other equitable relief protecting and fully enforcing the Bank’s rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (a) the restrictions set forth in this Section 2.3 are reasonable, in terms of scope, duration, geographic area, and otherwise; (b) the protections afforded the Bank in Section 2.3.1 are necessary to protect its legitimate business interest; (c) the restrictions set forth in this Section 2.3 will not be materially adverse to the Executive’s employment with the Bank; and (d) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

iii.
Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth, and duration.
iv.
Change in Control. The provisions of Section 2.3 hereof shall terminate and shall thereafter have no further force or effect if, following a Change in Control, Executive shall be entitled to receive benefits pursuant to any Change in Control Agreement.
v.
Definition of Bank. For purposes of this Section 2.3, references to “Bank” shall include both Bank and its Parent.
d.
Release. No SERP Benefit on Separation from Service shall be payable hereunder unless a Release Agreement has been duly executed by Executive and delivered to Bank and any applicable revocation period has expired within a sixty (60) day period following Separation from Service. Such payment will not be made prior to the sixtieth (60th) day following Separation from Service.
3.

Administration of Agreement

The Compensation Committee of the Board of Directors (the “Committee”), which shall serve as the Administrator of this Agreement, shall administer this Agreement according to its express terms and shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority would not result in adverse tax consequences to the Executive under Code Section 409A.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

4.

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive; provided, however, that if the Board determines in good faith that the Executive, while still employed by the Bank, is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, the Bank may terminate this Agreement and upon termination, no further contributions pursuant to Article 1 shall be credited. Additionally, the Bank may amend this Agreement, if necessary to conform with written directives to the Bank from its banking regulators, provided that any such amendment shall preserve to the maximum extent permissible the benefits provided to the Executive hereunder.

5.

Miscellaneous
a.
Binding Effect. This Agreement shall be binding on and inure to the benefit of the Executive and the Bank, and their respective beneficiaries, survivors, executors, administrators, successors, assigns, and transferees.
b.
No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.
c.
Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.
d.
Tax Withholding. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed as a result of the application of Code Section 409A, from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies) and to satisfy all applicable reporting requirements, including those under Code Section 409A.
e.
Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Massachusetts, except to the extent preempted by the laws of the United States of America.
f.
Unfunded Arrangement. The Executive (and any Beneficiary) is a general unsecured creditor of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. Any insurance on the Executive’s life or other informal fund asset is a general asset of the Bank to which the Executive (and any Beneficiary) has no preferred or secured claim.
g.
Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank.
h.
Entire Agreement. This Agreement, and the EDCP, constitute the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein or in the EDCP.
i.
Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

j.
Alternative Action. In the event it shall become impossible for the Bank or the Committee to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Committee may perform such alternative act as most nearly carries out the intent and purpose of this Agreement, is in the best interests of the Bank, and is consistent with Code Section 409A.
k.
Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.
l.
Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.
m.
Notice. Any notice or filing required or permitted to be given to the Bank or Committee under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Cambridge Trust Company

1336 Massachusetts Avenue

Cambridge, MA 02138

Attention: SVP, Human Resources Director

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing requires or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive on the records of the Bank.

n.
Deduction Limitation on Benefit Payments. If the Bank reasonably anticipates that the Bank’s deduction with respect to any distribution under this Agreement would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Bank to ensure that the entire amount of any distribution from this Agreement is deductible, the Bank may delay payment of any amount that would otherwise be distributed under this Agreement. The delayed amounts shall be distributed to the Executive (or the Beneficiary in the event of the Executive’s death) at the earliest date the Bank reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m) and subject to the requirements of Treas. Reg. § 1.409A-2(b)(7)(i).
o.
Code Section 409A. It is the intention of the Bank and Executive that this Agreement and all amounts payable hereunder meet the requirements of Code Section 409A, to the extent applicable to the Agreement and such payments. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and regulations and other interpretive guidance issued thereunder. If any compensation or benefits payable under this Agreement do not comply with Code Section 409A and related guidance, the Bank and Executive agree to amend this Agreement or take such actions as the Bank deems necessary or appropriate to comply with the requirements of Code Section 409A while preserving, as nearly as possible, the same economic effect as under this Agreement.

Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, benefit distributions that would otherwise be made to the Executive due to Separation from Service hereunder shall not be made during the first six (6) months following Separation from Service. Rather, any distribution that would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh (7th) month following Separation from Service. All subsequent distributions shall be paid in the manner specified herein and in the EDCP.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement as of the day and year first above written.

EXECUTIVE CAMBRIDGE TRUST COMPANY

/s/ Michael F. Carotenuto	By:	/s/ Pilar Pueyo
Michael F. Carotenuto		Pilar Pueyo: SVP, Human Resources

SCHEDULE A

DEFINITIONS

i.
“Base Salary” means the annual cash compensation from the Bank relating to services performed (or to be performed) during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards and other fees, and automobile and other allowances paid to the Executive for services rendered (whether or not such allowances are included in the Executive’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Executive pursuant to all qualified or non-qualified plans of the Bank and shall be calculated to include amounts not otherwise included in the Executive’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b) pursuant to plans established by the Bank; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Executive.
ii.
“Bonus” means the short-term incentive cash bonus, if any, awarded to the Executive (generally during the first quarter of the Plan Year) for services performed during the preceding Plan Year from the Bank.
iii.
“Cause” means termination by the Bank upon:
1.
The willful failure by Executive to substantially perform his duties with the Bank (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from his resignation for Good Reason), within ten (10) days after a demand for substantial performance is delivered to Executive by the Board that specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties;
2.
The willful engagement by Executive in misconduct that is or foreseeably will be materially injurious to the Bank, monetarily or otherwise; or
3.
A breach of a fiduciary duty, fraud or dishonesty relating to the Bank, or conviction of (or plea of nolo contendere to) a crime.

For purposes of this Schedule A, Section 1.3, no act or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank.

Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (¾) of the entire membership of the Board (with Executive not voting) at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity

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for Executive, together with Executive’s counsel, to be heard before the Board) finding that in the good faith opinion of the Board Executive engaged in the conduct set forth above in this Schedule A, Section 1.3 and specifying the particulars thereof in detail.

iv.
“Change in Control” means either of the following:
1.
A change in control of a nature that would be required to be reported by Parent or Bank in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Parent or Bank in fact is required to comply with Regulation 14A thereunder; or
2.
The acquisition of “control” as defined in the Bank Holding Company Act of 1956, as amended, or the regulations thereunder, or as defined in the Change in Bank Control Act of 1978, as amended, or the regulations or guidance thereunder, of Parent or Bank by any person, company or other entity other than Parent; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:
a.
Any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of Parent or Bank or a corporation owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of stock of Parent, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing twenty-five percent (25%) or more of the combined voting power of Parent’s then outstanding securities; or
b.
During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Parent to effect a transaction described in this Schedule A, Section 1.4(b)(i) or with Parent or Bank to effect a transaction described in Schedule A, Section 1.4(b)(ii) whose election by the Board or nomination for election by Parent’s or Bank’s stockholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
c.
The stockholders of Parent or Bank approve a merger or consolidation of Parent or Bank with any other corporation, other than a merger or consolidation that would result in the voting securities of Parent or Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the

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surviving entity) at least two-thirds (⅔) of the combined voting power of the voting securities of Parent or Bank or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Parent or Bank approve a plan of complete liquidation of Parent or Bank or an agreement for the sale or disposition by Parent or Bank of all or substantially all Parent’s or Bank’s assets. Notwithstanding anything to the contrary contained in this Agreement, the acquisition by a person (or persons acting in concert) of less than twenty-five percent (25%) of the voting securities of Parent, under circumstances where the Federal Reserve Board (under regulations or guidance pursuant to the Change in Bank Control Act of 1978, as amended) presumes that such acquisition constitutes the acquisition of control of Parent, shall not be deemed a “Change in Control” for any purpose under this Agreement.
v.
“Change in Control Agreement” means any Change in Control Agreement in effect from time to time between Parent and the Executive.
vi.
“Good Reason” means:
1.
In the case of a Change in Control described in Schedule A, Section 1.4(b)(i) when fifty percent (50%) is substituted for twenty-five percent (25%) or following consummation of a Change in Control described in Schedule A, Section 1.4(b)(iii) when one-half (½) is substituted for two-thirds (⅔), termination by Executive for any reason or for no reason during the period beginning six (6) months and ending twelve (12) months following such event; or
2.
Without Executive’s prior consent, the occurrence after a Change in Control of any of the following circumstances:
a.
A material diminution in the nature or status of his responsibilities, authority or duties (provided that his entitlement to terminate employment for this reason following a Change in Control shall only be effective during the period beginning six (6) months and ending twelve (12) months after the Change in Control);
b.
A material diminution in Executive’s base salary; or
c.
A relocation of Executive’s principal place of employment to a location that is more than forty (40) miles from the Bank’s current principal executive office;

; provided, however, that the Bank shall have a thirty (30) day period to cure any such cause for “Good Reason” after being notified by Executive in writing.

Executive’s right to terminate employment for Good Reason shall not be affected by his incapacity due to physical or mental illness. Executive’s continued

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employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

vii.
“Parent” means Cambridge Bancorp.
viii.
“Release Agreement” means an agreement and general release, in a form satisfactory to Bank, that releases and forever discharges Bank, Parent and their affiliates, officers, employees, and directors from all claims and damages that Executive may have in connection with or arising out of his employment or the termination of employment with Bank or Parent.

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